SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 14, 2006
ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 373-4285
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 14, 2006, Allied Holdings, Inc. (the “Company”), renewed its Agreement with American Honda Motor Co. (the “Agreement”) for vehicles delivered in the United States. The Agreement will extend the Company’s contract with Honda in the United States through March 31, 2009. Pursuant to the terms of the agreement, Allied will continue performing vehicle delivery services at all of the locations in the United States that it currently serves for Honda.
     The contract renewal includes increases in the underlying rates paid by Honda to Allied for vehicle delivery services effective April 1, 2006, and again on April 1, 2007 and on April 1, 2008. Allied’s current fuel surcharge program with Honda will remain in place during the term of the agreement.
     The Agreement remains subject to approval by the United States Bankruptcy Court for the Northern District of Georgia.
     A copy of the Company’s press release announcing the execution of the Agreement is filed herewith.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release of the Company dated March 15, 2006 regarding the execution of the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: March 15, 2006	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company dated March 15, 2006 regarding the execution of the Agreement.